FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/03/2024

Work Order Item Number:	W2024100301831-3978368
Filing Number:	20244378164
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	10/2/2024 3:27:00 PM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E32494422023-9 **Entity Name:** Beneficient

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
CAPITOL CORPORATE SERVICES, INC.
716 N. Carson St. #B, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E32494422023-9
FVAguilar	Filing Number 20244378164
Secretary of State State Of Nevada	Filed On 10/2/2024 3:27:00 PM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Beneficient

Entity or Nevada Business Identification Number (NVID): E32494422023-9

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 54.4%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ____

Jurisdiction of formation: ____

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes) ____

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Article VIII - authorized shares has been amended (see attached)

(attach additional page(s) if necessary)

6. Signature: (Required)

X /s/ Gregory W. Ezell — Chief Financial Officer
Signature of Officer or Authorized Signer — Title

X /s/ David B. Rost — General Counsel
Signature of Officer or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

See attached.

This form must be accompanied by appropriate fees.

ATTACHMENT TO
CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
BENEFICIENT,
a Nevada Corporation

Beneficient (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of Chapter 78 of Nevada Revised Statutes:

DOES HEREBY CERTIFY:

That the Board of Directors of the Corporation has duly adopted a resolution setting forth a proposed amendment to the existing Articles of Incorporation (the "Articles of Incorporation"), and the stockholders of the Corporation have approved said amendment to the Articles of Incorporation. This amendment amends Article VIII Section 1(a) of the Articles of Incorporation in its entirety to read as follows:

Section 1. Capital Stock

(a) Number of Authorized Shares. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 5,250,250,000 shares, consisting of: (i) 5,000,000,000 shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"); (ii) 250,000 shares of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock"); and (iii) 250,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). The term "Common Stock" shall mean, collectively, the Class A Common Stock and the Class B Common Stock.